Exhibit 10.14

SIXTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT

This Sixth Amendment (this “Amendment”) is made as of March 31, 2009 to that certain Amended and Restated Credit Agreement dated September 29, 2006, as previously amended by First Amendment to Amended and Restated Credit Agreement dated as of September 30, 2007, Second Amendment to Amended and Restated Credit Agreement dated as of December 30, 2007, Third Amendment to Amended and Restated Credit Agreement dated as of February 7, 2008, Fourth Amendment to Amended and Restated Credit Agreement dated as of March 31, 2008 and Fifth Amendment to Amended and Restated Credit Agreement dated as of July 30, 2008 (the “Credit Agreement”) between RBS CITIZENS, National Association, successor by merger to Citizens Bank of Massachusetts (“Lender”) and VIRTUSA CORPORATION, a Delaware corporation with an address of 2000 West Park Drive, Westborough, Massachusetts 01581 (“Borrower”). Capitalized terms used and not defined in this Amendment shall have the meanings ascribed to them in the Credit Agreement.

RECITALS

Borrower has requested that Lender agree to extend the Revolving Credit Maturity Date through June 29, 2009.

Lender is amenable to so extending the Revolving Credit Maturity Date, but only on the terms and conditions set forth in the Credit Agreement as amended hereby.

AGREEMENT

In consideration of the foregoing, of the undertakings of Borrower and Lender herein and for other good and valuable consideration, receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.   Effective March 31, 2009, the definitions of the term “Revolving Credit Maturity Date” contained in Section 1.1 of the Credit Agreement are deleted and replaced with the following definitions:

“‘Revolving Credit Maturity Date.’  June 29, 2009.”

2.    Effective March 31, 2009, Section 2.4 (a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

“(a) Each Revolving Credit Loan shall bear interest on the outstanding principal amount thereof at a floating rate per annum equal to the sum of : (i) 2.50%, plus (ii) the greater of (x) the Prime Rate, or (y) 3.25%.  The effective rate of interest shall change contemporaneously with any change in the Prime Rate. Such interest shall be payable monthly in arrears on the first Business Day of each month.”

3.    Effective March 31, 2009, Section 2.5 (a) of the Credit Agreement is hereby deleted in its entirety and replaced with the following text:

“(a) The Borrower shall pay to the Lender an annual commitment fee (the “Commitment Fee”), computed on a daily basis and payable quarterly in arrears on the first Business Day of each quarter, equal to (i) the excess of (x) the Revolving Credit Commitment at the time (without giving effect to any Letters of Credit or requested Letters of Credit) over (y) Revolving Credit Outstandings from time to time, multiplied by (ii) 0.25%.”

4.    As a condition precedent to the undertakings of the Lender contained in this Fifth Amendment, the Borrower shall pay to the Lender on the date hereof a commitment fee in the amount of $1,500, which Borrower authorizes Lender to debit to Borrower’s primary operating account maintained with Bank.  In addition, effective March 31, 2009, a new Section 2.5(e) is hereby added to the Credit Agreement to read as follows:

“(e)  In addition to all other amounts due from time to time by Borrower to Lender under this Agreement, Borrower shall pay to Lender a “commitment fee” in the amount of .20% per annum times the Revolving Credit Commitment as a condition to any extension of the Revolving Credit Maturity Date.  Such commitment fee is due and payable in full as a condition precedent to each extension of the Revolving Credit Maturity Date.”

5.   Except as set forth on the disclosure schedule attached hereto as Exhibit A, Borrower represents and warrants that all of the representations and warranties made by Borrower in the Credit Agreement and other Loan Documents are and continue to be true and correct on the date hereof, except to the extent that any of such representations and warranties relate by their terms solely to a date prior to date of this Amendment.  Except as set forth on the disclosure schedule attached hereto as Exhibit A, Borrower hereby ratifies and confirms all of its covenants and agreements contained in the Credit Agreement and represents that it is not aware of any default of any of the terms and provisions of the Credit Agreement.

6.   Borrower further represents and warrants that this Amendment is its valid and binding obligation, enforceable against it in accordance with its terms, except as may be affected by bankruptcy and other similar laws of general application affecting the rights and remedies of creditors.

7.  Borrower shall promptly execute and deliver such further documents, instruments and agreements and take such further action as Lender may reasonably request, in its sole discretion, to effect the purposes of this Amendment and the Credit Agreement and other Loan Documents, including, but not limited to the execution and delivery of all documents necessary or reasonably required by Lender to ensure that Lender has perfected liens on all assets of Borrower to the extent originally provided under the Credit Agreement and the other Loan Documents. Borrower hereby appoints any officer or agent of Lender as Borrower’s true and lawful attorney in fact, with power of substitution to endorse the name of Borrower or any of their officers or agents in such regard, exercisable by Lender during the continuance of an Event of Default.

8.  Except as otherwise expressly provided in this Amendment, nothing in this Amendment shall extend to or affect in any way any of the Obligations or any of the rights and remedies of Lender arising under the Credit Agreement and other Loan Documents, and Lender shall not be deemed to have waived any or all of such rights and remedies with respect to any Event of Default or event or condition which, with notice or the lapse of time, would become an Event of a Default and which, upon Borrower’s execution and delivery of this Amendment, might otherwise exist or which might hereafter occur.

9.  By execution of this Amendment, Borrower acknowledges and confirms that it does not, as of the date of this Amendment, have any offsets, defenses or claims against Lender or any of its officers, agents, directors or employees whether asserted or unasserted to the Obligations.

10.  To the extent possible and except for the specific changes to the Credit Agreement effected hereby, this Amendment shall be construed to be consistent with the provisions of the Credit Agreement.  In the event of any inconsistency between the provisions of this Amendment and any other document (including, without limitation, any Loan Document), instrument, or agreement entered into by and between Lender and Borrower, the provisions of this Amendment shall govern and control. This Amendment shall be binding upon Lender and Borrower, and their representatives, successors, and assigns, and shall inure to the benefit of Lender and Borrower and their respective successors and assigns. This Amendment and all documents, instruments, and agreements executed in connection herewith incorporate all of the discussions and negotiations between Borrower and Bank, either expressed or implied, concerning the matters included herein and in such other documents, instruments and agreements, any statute, custom, or usage to the contrary notwithstanding. No such discussions or negotiations shall limit, modify, or otherwise affect the provisions hereof. No modification, amendment, or waiver of any provision of this Amendment, or any provision of any other document, instrument, or agreement between any Borrower and Lender shall be effective unless executed in writing by the party to be charged with such modification, amendment, or waiver.

11.  Borrower acknowledges and agrees that it shall promptly pay to Lender the full amount of all reasonable out-of-pocket costs and expenses of Lender incurred by Lender in preparation and documentation of this Amendment and all documents ancillary hereto or incurred by Lender after the date of this Amendment in connection with administration of the Obligations or enforcement of any rights of Lender under the Credit Agreement and other Loan Documents or otherwise in respect of any of the Obligations.

12.  If any clause or provision of this Amendment is determined to be illegal, invalid or unenforceable under any present or future law by the final judgment of a court of competent jurisdiction, the remainder of this Amendment will not be affected thereby.  It is the intention of the parties that if any such provision is held to be invalid, illegal or unenforceable, there will be added in lieu thereof an enforceable provision as similar in terms to such provision as is possible, and that such added provision will be legal, valid and enforceable.

13.  This Amendment is delivered to Lender in The Commonwealth of Massachusetts and it is the desire and intention of the parties that this Amendment and the Loan Documents be in all respects interpreted according to the laws of The Commonwealth of Massachusetts. Borrower  specifically and irrevocably consents to the personal and subject matter, jurisdiction and venue of any court of The Commonwealth of Massachusetts sitting in the counties of Suffolk or Middlesex or in the District Court of the United States for the District of Massachusetts with respect to all matters concerning this Amendment or the Loan Documents or the enforcement of any of the foregoing.

14.  This Amendment may be executed in one or more counterparts, each of which will be deemed an original document, but all of which will constitute a single document.  This Amendment will not be binding on or constitute evidence of a contract between the parties until such time as a counterpart of this document has been executed by each of the parties and delivered to Bank.

WITNESS our hands and seals effective as of March 31, 2009.

WITNESS (to all)	BORROWER:
VIRTUSA CORPORATION

/s/ Charles Speicher	By:	/s/ Ranjan Kalia
Charles Speicher	duly authorized Ranjan Kalia
Corporate Controller	Chief Financial Officer

BANK:
RBS CITIZENS, NATIONAL ASSOCIATION

/s/ Illegible	By:	/s/ Victoria Lazzell
Victoria Lazzell, Senior Vice President

EXHIBIT A

Disclosure Schedule to Sixth Amendment to Amended and Restated Credit Agreement